CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of International Western Petroleum, Inc. on Form S-1 (Post-Effective Amendment No. 2 ) of our report dated May 29, 2015, relating to the financial statements as of February 28, 2015 and 2014, and for the year ended February 28, 2015 and for the period from February 19, 2014 (inception) through February 28, 2014. We also consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” appearing therein.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

December 31, 2015